Exhibit 31.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Aaron D. Peck, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Monroe Capital Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2013

/s/ Aaron D. Peck
Aaron D. Peck
Chief Financial Officer, Chief Investment Officer, Chief Compliance Officer, and Director
(Principal Financial and Accounting Officer)
Monroe Capital Corporation

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